Exhibit 99.1

Vivid Seats Reports Third Quarter 2025 Results; Announces CEO Transition

Lawrence Fey Appointed Chief Executive Officer

Provides 2026 Initial Outlook Driven by Leading Value Proposition & Efficiency Initiatives

CHICAGO, IL – November 6, 2025 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the third quarter ended September 30, 2025 and announced a leadership transition.

Third Quarter 2025 Key Operational and Financial Metrics

•
Marketplace GOV of $618.1 million – down 29% from $871.7 million in Q3 2024
•
Revenues of $136.4 million – down 27% from $186.6 million in Q3 2024
•
Net loss of $19.7 million – down $28.9 million from net income of $9.2 million in Q3 2024
•
Adjusted EBITDA of $4.9 million – down $29.2 million from $34.1 million in Q3 2024

Vivid Seats today announced that Lawrence Fey, Vivid Seats’ Chief Financial Officer, will succeed Stan Chia as Chief Executive Officer, effective immediately. Mr. Chia, who became Chief Executive Officer in 2018, will stay on in an advisory role through December 1, 2025. As part of the transition, Ted Pickus, who has served as Vivid Seats’ Chief Accounting Officer since 2022, has been appointed Interim Chief Financial Officer until a successor is identified.

“We believe Larry is uniquely qualified to guide Vivid Seats through this evolving industry environment and into the next chapter,” said Board Chair David Donnini. “With extensive history with the company dating back to 2017, including most recently as CFO, he brings a wealth of knowledge about the company and its potential. The Board has confidence in him as a results-driven leader with a clear vision and plan to return to profitable growth.”

Mr. Donnini continued, “The Board is deeply appreciative of Stan’s leadership and dedicated service to Vivid Seats over the past seven years. We thank him for his many contributions during his tenure, including leading the company through COVID and launching and growing Vivid Seats Rewards, which is a foundational element of the Vivid Seats value proposition.”

Regarding strategic priorities and outlook, Lawrence Fey said, “Our priorities are clear – we are focused on operating the most efficient platform powered by the best technology and data. Our platform efficiency will allow us to sustainably deliver a unique value proposition to fans through the combined impact of our Lowest Price Guarantee, which we launched late in the third quarter, and Vivid Seats Rewards.”

Commenting on third quarter results and the 2026 initial outlook, Lawrence Fey said, “We are more than doubling our annualized cost savings target to $60 million and have simplified our corporate structure as a central part of our commitment to maximize our operating efficiency. These cost reductions enable reinvestment in our value proposition and we are seeing encouraging early signs including Owned Properties delivering sequential GOV growth and the Vivid Seats app delivering year-over-year GOV growth. At the same time, Private Label performance weighed negatively on year-over-year and sequential trends and negatively impacted consolidated results. Our progress to date executing our cost reduction program underpins our 2026 Initial Outlook and gives us confidence that we are building a more efficient, resilient, and profitable business for the long term.”

Key Business Metrics and Non-U.S. GAAP Financial Measure

We use the following metrics to evaluate our performance, identify trends, formulate financial projections, and make strategic decisions. We believe these metrics provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as management.

The following table summarizes our key business metrics and non-U.S. GAAP financial measure for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Marketplace GOV(1)	$618,139	$871,726	$2,123,986	$2,898,269
Marketplace orders(2)	2,101	2,969	6,570	8,943
Resale orders(3)	115	116	317	316
Adjusted EBITDA(4)	$4,905	$34,077	$40,982	$117,172

(1)
Marketplace Gross Order Value (“Marketplace GOV”) represents the total transactional amount of Marketplace orders processed on our online platform during a period, inclusive of fees, exclusive of taxes and net of event cancellations. During the three and nine months ended September 30, 2025, event cancellations negatively impacted our Marketplace GOV by $11.4 million and $47.2 million, respectively, compared to $35.4 million and $74.9 million during the three and nine months ended September 30, 2024, respectively.
(2)
Marketplace orders represent the total volume of Marketplace segment transactions processed on our online platform during a period, net of event cancellations. During the three and nine months ended September 30, 2025, our Marketplace segment experienced 39,414 and 129,612 event cancellations, respectively, compared to 77,012 and 179,453 event cancellations during the three and nine months ended September 30, 2024, respectively.
(3)
Resale orders represent the total volume of Resale segment transactions processed on a given platform (including our own) during a period, net of event cancellations. During the three and nine months ended September 30, 2025, our Resale segment experienced 1,598 and 3,759 event cancellations, respectively, compared to 2,411 and 4,494 event cancellations during the three and nine months ended September 30, 2024, respectively.
(4)
Adjusted EBITDA is a non-U.S. GAAP financial measure that we believe provides useful information to investors and others in understanding and evaluating our operating results and serves as a useful measure for making period-to-period comparisons of our business performance. See the “Adjusted EBITDA” section below for more information, including a reconciliation of adjusted EBITDA to net income (loss), its most directly comparable U.S. GAAP financial measure.

2026 Initial Outlook

Vivid Seats anticipates Marketplace GOV and Adjusted EBITDA for the year ending December 31, 2026 to be:

•
Marketplace GOV in the range of $2.2 billion to $2.6 billion
•
Adjusted EBITDA in the range of $30.0 million to $40.0 million*

Additional detail around the initial 2026 outlook will be available on the third quarter 2025 earnings call.

* We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking net income, the most directly comparable GAAP measure. We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income because the timing and/or probable significance of certain excluded items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Such items could have a significant and unpredictable impact on our future GAAP financial results.

Corporate Simplification Agreement

As announced on October 20, 2025, we entered into a corporate simplification agreement (the “CSA) to effect a series of transactions that simplify our organizational structure. Pursuant to the CSA and the ancillary agreements described therein, a series of transactions was consummated over the two business days ending on October 31, 2025 that, among other things, eliminated our dual-class, umbrella partnership C corporation (Up-C) structure and terminated our Tax Receivable Agreement (the “TRA”) in exchange for 403,022 shares of our Class A common stock.

The transactions eliminate $6 million of cash payments that would otherwise have been due in the first quarter of 2026 under the terms of the TRA, as well as future distributions to redeemable noncontrolling interests. Going forward, we will retain 100% of realized tax savings that, but for the TRA termination, would have been payable to the former TRA holders, resulting in up to $180 million of lifetime savings for the company. As a result, we expect to substantially reduce our annual cash tax payments to approximately $3 million, with future taxes primarily the result of taxable income generated in foreign jurisdictions. In addition, we expect to realize approximately $1 million in annual savings from reduced compliance and financial reporting costs associated with a single-class stock structure.

As part of the transactions, the former TRA holders exchanged all outstanding shares of our Class B common stock (and corresponding units of our operating subsidiary) for shares of our Class A common stock on a one-for-one basis. As a result, we now have a single class of common stock with approximately 10.7 million Class A shares outstanding (including the shares issued to the former TRA holders as consideration for the agreement).

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss the third quarter 2025 financial results and leadership transition. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will,” and “would,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. The forward-looking statements in this press release relate to, without limitation: our future operating results and financial position, including our expectations with respect to our return to growth and fiscal year 2026 Marketplace GOV and adjusted EBITDA; our expectations with respect to live event industry growth, concert supply, and our TAM and competitive positioning; our business strategy; the expected benefits of our cost reduction program and the transactions contemplated by the CSA, including future savings; the anticipated impact of our leadership transition; and the plans and objectives of management for future operations. Forward-looking statements are not guarantees of future performance, conditions, or results, and are subject to risks, uncertainties, and assumptions that can be difficult to predict and/or are outside of our control. Therefore, actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: our ability to generate sufficient cash flows and/or raise additional capital when necessary or desirable; the supply and demand of live concert, sporting, and theater events; the impact of adverse economic conditions and other factors affecting discretionary consumer and corporate spending; our ability to maintain and develop our relationships with ticket buyers, sellers, and partners; our ability to compete in the ticketing industry; our ability to continue to maintain and improve our platform and to successfully develop new and improved solutions and enhancements; the impact of extraordinary events, including disease epidemics; our ability to identify suitable acquisition targets, to complete planned acquisitions, and to realize the expected benefits of completed acquisitions and other strategic investments; our ability to comply with applicable laws and regulations; the impact of unfavorable outcomes in legislation and legal proceedings; our ability to maintain the integrity of our information systems and infrastructure, and to identify, assess, and manage relevant cybersecurity risks; our ability to realize the expected benefits of our cost reduction program and/or the transactions contemplated by the CSA, including future savings (including due to changes in applicable laws or fluctuations in our taxable income); our ability to motivate and retain our senior management team, key technical employees, and other highly skilled personnel; and other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data) (Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$145,108	$243,482
Restricted cash	605	1,166
Accounts receivable – net	38,483	48,315
Inventory – net	23,569	19,601
Prepaid expenses and other current assets	26,147	32,607
Total current assets	233,912	345,171
Property and equipment – net	12,814	12,567
Right-of-use assets – net	10,921	12,008
Intangible assets – net	189,166	233,116
Goodwill – net	648,622	943,119
Deferred tax assets – net	1,181	77,967
Investments	6,599	6,929
Other assets	3,867	5,219
Total assets	$1,107,082	$1,636,096
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Accounts payable	$199,157	$232,984
Accrued expenses and other current liabilities	126,990	165,047
Deferred revenue	18,123	23,804
Current maturities of long-term debt	3,950	3,950
Total current liabilities	348,220	425,785
Long-term debt – net	384,212	384,960
Long-term lease liabilities	17,079	18,731
TRA liability	180	155,720
Other liabilities	21,892	36,865
Total liabilities	771,583	1,022,061
Commitments and contingencies
Redeemable noncontrolling interests	63,344	352,922
Shareholders' equity:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 7,456,747 and 7,190,975 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	14	14
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 3,811,250 shares issued and outstanding at September 30, 2025 and December 31, 2024	8	8
Additional paid-in capital	1,450,104	1,267,710
Treasury stock, at cost, 949,665 and 571,687 shares at September 30, 2025 and December 31, 2024, respectively	(93,892)	(75,568)
Accumulated deficit	(1,084,314)	(930,171)
Accumulated other comprehensive income (loss)	235	(880)
Total shareholders' equity	272,155	261,113
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$1,107,082	$1,636,096

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$136,373	$186,605	$443,962	$575,773
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	44,340	51,029	131,294	149,377
Marketing and selling	55,973	67,835	173,885	205,695
General and administrative	45,183	46,306	139,537	149,725
Depreciation and amortization	13,723	10,669	37,689	31,654
Impairment charges	—	—	320,449	—
Total costs and expenses	159,219	175,839	802,854	536,451
Income (loss) from operations	(22,846)	10,766	(358,892)	39,322
Interest expense – net	6,111	6,300	17,410	16,706
Other income – net	(13)	(9,020)	(154,364)	(3,236)
Loss on extinguishment of debt	—	—	801	—
Income (loss) before income taxes	(28,944)	13,486	(222,739)	25,852
Income tax expense (benefit)	(9,231)	4,290	70,089	7,136
Net income (loss)	(19,713)	9,196	(292,828)	18,716
Net income (loss) attributable to redeemable noncontrolling interests	(11,187)	3,900	(138,685)	8,405
Net income (loss) attributable to Class A common stockholders	$(8,526)	$5,296	$(154,143)	$10,311

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(292,828)	$18,716
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	37,689	31,654
Amortization of leases	1,165	1,379
Amortization of deferred financing costs	735	718
Equity-based compensation	33,886	38,284
Change in fair value of Intermediate Warrants	(5,713)	(5,713)
Loss on asset disposals	380	160
Change in fair value of derivative asset	841	537
Deferred income tax expense	76,786	3,378
Non-cash interest expense (income) – net	499	(442)
Foreign currency loss (gain) – net	(2,363)	266
Loss on extinguishment of debt	801	—
Adjustment of liabilities under TRA	(149,787)	—
Impairment charges	320,449	—
Write-off of 2024 Sponsorship Loan	2,024	—
Changes in operating assets and liabilities:
Accounts receivable – net	10,027	(6,879)
Inventory – net	(3,967)	(1,234)
Prepaid expenses and other current assets	6,254	4,164
Accounts payable	(34,242)	(33,113)
Accrued expenses and other current liabilities	(39,611)	(35,140)
Deferred revenue	(5,681)	(10,042)
Long-term lease liabilities	(1,731)	—
Other assets and liabilities – net	(9,009)	(558)
Net cash provided by (used in) operating activities	(53,396)	6,135
Cash flows from investing activities
Disbursement of 2024 Sponsorship Loan	—	(2,000)
Purchases of property and equipment	(2,053)	(767)
Purchases of personal seat licenses	(990)	(737)
Investments in developed technology	(12,533)	(14,334)
Purchases of seat images	(686)	—
Net cash used in investing activities	(16,262)	(17,838)
Cash flows from financing activities
Payments of 2022 First Lien Loan	—	(689)
Payments of Shoko Chukin Bank Loan	—	(2,655)
Proceeds from 2024 First Lien Loan	—	125,500
Repurchases of Class A common stock	(18,292)	(22,998)
Payments of taxes related to net settlement of equity incentive awards	(1,848)	(645)
Repurchase and retirement of fractional shares resulting from Reverse Stock Split	(5)	—
Tax distributions to redeemable noncontrolling interests	(1,689)	(9,253)
Payment of liabilities under TRA	(4,005)	(77)
Payment of deferred financing costs and other debt-related expenses	(162)	(315)
Payments of 2024 First Lien Loan	(76,986)	(987)
Proceeds from 2025 First Lien Loan	76,986	—
Payments of 2025 First Lien Loan	(1,964)	—
Payments toward Acquired Domain Name Obligation	(1,500)	—
Net cash provided by (used in) financing activities	(29,465)	87,881
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	188	(151)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(98,935)	76,027
Cash, cash equivalents, and restricted cash – beginning of period	244,648	132,434
Cash, cash equivalents, and restricted cash – end of period	$145,713	$208,461

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

Supplemental disclosures of cash flow information
Cash paid for interest	$20,984	$16,728
Cash paid for income taxes	$5,259	$5,144

Adjusted EBITDA

We present adjusted EBITDA, which is a non-U.S. GAAP financial measure, because it is a key measure used by analysts, investors, and others to evaluate companies in our industry. Adjusted EBITDA is also used by management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

We believe adjusted EBITDA is a useful measure for understanding, evaluating, and highlighting trends in our operating results and for making period-to-period comparisons of our business performance because it excludes the impact of items that are outside of our control and/or not reflective of ongoing performance related directly to the operation of our business.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Adjusted EBITDA does not reflect all amounts associated with our operating results as determined in accordance with U.S. GAAP and specifically excludes certain recurring costs such as income tax expense (benefit), interest expense – net, depreciation and amortization, sales tax liabilities, transaction costs, equity-based compensation, litigation, settlements, and related costs, change in fair value of warrants, loss on asset disposals, change in fair value of derivative asset, foreign currency loss (gain) – net, loss on extinguishment of debt, adjustment of liabilities under our Tax Receivable Agreement, impairment charges, and severance compensation. In addition, other companies may calculate adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the U.S. GAAP amounts that are excluded from our presentation of adjusted EBITDA.

The following table presents a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable U.S. GAAP financial measure, for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(19,713)	$9,196	$(292,828)	$18,716
Adjustments to reconcile net income (loss) to adjusted EBITDA:
Income tax expense (benefit)	(9,231)	4,290	70,089	7,136
Interest expense – net	6,111	6,300	17,410	16,706
Depreciation and amortization	13,723	10,669	37,689	31,654
Sales tax liability(1)	500	526	(860)	2,613
Transaction costs(2)	935	1,243	8,816	6,649
Equity-based compensation(3)	11,483	10,685	33,886	38,284
Litigation, settlements, and related costs(4)	228	157	933	164
Change in fair value of warrants(5)	(864)	(3,952)	(5,713)	(5,713)
Loss on asset disposals(6)	184	38	380	160
Change in fair value of derivative asset(7)	268	456	841	537
Foreign currency loss (gain) – net(8)	1,211	(5,531)	(2,363)	266
Loss on extinguishment of debt(9)	—	—	801	—
Adjustment of liabilities under TRA(10)	(615)	—	(149,787)	—
Impairment charges(11)	—	—	320,449	—
Severance compensation(12)	685	—	1,239	—
Adjusted EBITDA	$4,905	$34,077	$40,982	$117,172

(1)
During the periods presented, we accrued for additional uncollected indirect tax liabilities in jurisdictions where we expect to remit payment to U.S. and foreign governmental tax authorities before all required amounts are collected from the customer. We also received abatements and recognized other reductions to the balance of the liability related to uncollected indirect taxes (including sales taxes).
(2)
Consists of: (i) legal, accounting, tax, and other professional fees; (ii) personnel costs related to retention bonuses; (iii) integration costs; and (iv) other transaction-related expenses, none of which are considered indicative of our core operating performance. Costs in the three and nine months ended September 30, 2025 primarily related to the refinancing of our first lien loan, repurchases of Class A common stock, the 1-for-20 reverse stock split that was effected on August 5, 2025, and various strategic transactions and investments. Costs in the three and nine months ended September 30, 2024 primarily related to the refinancing of our first lien loan, repurchases of Class A common stock, acquisitions, and various strategic investments.
(3)
Costs in the three and nine months ended September 30, 2025 primarily related to equity granted pursuant to our 2021 Incentive Award Plan (as amended, the “2021 Plan”), which is not considered indicative of our core operating performance. Costs in the three and nine months ended September 30, 2024 primarily related to equity granted pursuant to the 2021 Plan and profits interests issued prior to the 2021 transaction pursuant to which Horizon Acquisition Corporation merged with and into us (the “Merger Transaction”), neither of which are considered indicative of our core operating performance.

(4)
Relates to external legal costs, settlement costs, and insurance recoveries, none of which are considered indicative of our core operating performance.
(5)
Relates to the revaluation of warrants to purchase common units of Hoya Intermediate, LLC held by Hoya Topco, LLC following the Merger Transaction, which is not considered indicative of our core operating performance.
(6)
Relates to disposals of fixed assets, which are not considered indicative of our core operating performance.
(7)
Relates to the revaluation of derivatives recorded at fair value, which is not considered indicative of our core operating performance.
(8)
Relates to net losses (gains) resulting from the impact of exchange rate changes on transactions denominated in non-functional currencies, which are not considered indicative of our core operating performance.
(9)
Relates to losses incurred during the nine months ended September 30, 2025 in connection with the extinguishment of our former first lien term loan, which are not considered indicative of our core operating performance.
(10)
Relates to the remeasurement of the Tax Receivable Agreement liability, which is not considered indicative of our core operating performance.
(11)
Relates to non-cash impairment charges related to our goodwill and certain indefinite-lived intangible assets triggered by the effects of recent declines in our financial performance, near-term outlook and Class A common stock price, among other factors, during the nine months ended September 30, 2025.
(12)
Relates to severance-related payments paid to terminated employees as a result of a reduction in employee headcount during the three and nine months ended September 30, 2025. The reduction was part of our strategic cost reduction program and is not considered indicative of our core operating performance.